UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  August 7, 2012

(Date of Earliest Event Reported)

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32622	20-0723270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

(800) 833-7110

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations And Financial Condition.

On August 7, 2012, Global Cash Access Holdings, Inc. issued a press release announcing its results of operations for the second quarter ended June 30, 2012.  A copy of the press release is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01.  Other Events.

Scott Betts, the Chief Executive Officer and a Director of the Company, intends to enter into a written sales plan pursuant to the guidance specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  The 10b5-1 plan for Mr. Betts is designed to provide asset diversification and liquidity and is a component of his overall tax and financial planning strategy.

Under the plan, a broker-dealer is authorized to sell up to a specified number of shares of the Company’s common stock (the “Shares”), pursuant to the terms and conditions of the sales plan, including minimum sale price thresholds, unless the plan is terminated earlier pursuant to its terms. The transactions under this plan are expected to occur between September 2012 and July 2013. The sale price thresholds are above today’s closing price of the Company’s common stock, and the shares represent a minority of the beneficial shares Mr. Betts owns.

All sales under the sales plan for Mr. Betts will be disclosed publicly as required through Form 144 and Form 4 filings with the Securities and Exchange Commission. Other Company executives and directors may also from time to time adopt 10b5-1 plans.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Document

99.1	Press Release announcing results of operations for the second quarter ended June 30, 2012.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: August 7, 2012	By:	/s/ Mary E. Higgins

Mary E. Higgins, Chief Financial Officer